Exhibit 99.1

March 16th, 2023

Dear Mr. Robert Silzer,

Please accept this as my formal resignation from DSG Global, Inc group of company. My last day will be April 30th, 45 days from today.

Thank you for the opportunities for professional and personal development that you have provided me during the last four years of employment. I have enjoyed working for the company and appreciate the support provided me during my tenure with the company.

If I can be of any assistance during this transition, please let me know.

Sincerely,

Zahir Gonzalez